EXHIBIT 15

January 9, 2026

To the Board of Directors and Shareholders of

Berkshire Hathaway Energy Company

1615 Locust Street

Des Moines, Iowa 50309

We are aware that our reports dated May 2, 2025, August 1, 2025, and October 31, 2025, on our reviews of interim financial information of Berkshire Hathaway Energy Company appearing in Berkshire Hathaway Energy Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025, are being incorporated by reference in this Registration Statement.

/s/ Deloitte & Touche LLP

Des Moines, Iowa